Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Wade Brantley
wbrantley@dc-brands.com

DC Brands International, Inc. Announces that Stephen F. Horgan, Brand Aspirations Founder and Former Coca-Cola and Coors Veteran Buys Controlling Interest of DC Brands International, Inc./dba/H.A.R.D. Nutrition.

DENVER, COLO. – June 5, 2012 - DC Brands International, Inc., a publicly reporting company under the ticker symbol (OTC/HRDN - News), today announces that Mr. Stephen Horgan, hired in April as the Company's new COO and President, has reached a private agreement with Richard Pearce, Founder, CEO, and Chairman of the Board of Directors of DC Brands, to acquire controlling voting interest in the Company.

Mr. Horgan said, "After spending the last month assessing the Company and its prospects, and seeking advice and counsel with my peers and colleagues in the industry about the H.A.R.D. Nutrition Brand, I became overwhelmingly encouraged with the feedback I was receiving. I am confident that not only is the health and nutrition conscious consumer waiting for a brand like H.A.R.D. Nutrition, but the retail industry is ready to provide it. This analysis, combined with the strong team already in place, led me to conclude and believe that we can develop H.A.R.D. Nutrition into a national innovative force in the functional beverage industry."

Horgan continued, "I have the greatest respect for Mr. Pearce and consider him to be one of the most unique and innovative entrepreneurs I have met. However, he also recognized that he did not have the beverage experience or established relationships required to move this brand into the broader national market. Our discussions in this context led to my proposal to Mr. Pearce. As always Richard reviewed this proposition with the best interest of the Company and its shareholders in mind, and further discussions evolved into a structured agreement by which I would purchase his preferred stock in the Company, effective as of 12:00 P.M. EST today. As the majority shareholder I will assume the responsibilities of President and CEO, and Mr. Pearce has resigned as an officer and director of the Company.”

Horgan added, “I am truly excited with the challenge ahead. I know Richard accepts this agreement with mixed emotions and I wish him the very best in his future endeavors and thank him for his years of tireless service and dedication to the Company.”
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About DC Brands International:

DC Brands International, a publicly traded company under the ticker symbol (HRDN), presently specializes in the manufacturing of its functional beverages and health products. Established in 1998, DC Brands began producing a number of lines of energy drinks in 2005.  DC Brands then purchased the assets of H.A.R.D. Nutrition and began its quest to produce a new health line of products.  DC Brands has recently announced the release of its new H.A.R.D. Nutrition Functional Water Systems, which it expects will revolutionize the functional beverage category.

For more information on DC Brands International, Inc. and its HARD Nutrition Functional Water Systems, visit its website at www.hardnutrition.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections of management. The Company intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," or variations of such words are intended to identify such forward-looking statements. The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s future in the industry and the expected contribution of Mr. Horgan   All forward-looking statements in this press release are made as of the date of this press release, and the Company assumes no obligation to update these forward-looking statements whether as a result of new information, future events or otherwise, other than as required by law.  The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements.  These uncertainties include, but are not limited to, our failure to successfully integrate our new management as well as other risks detailed in the Company's SEC reports, including the Company's Form 10-K and other filings. Copies of these filings are available at www.sec.gov.